Exhibit 99.1

CONTACT: Rob Seelig (603) 640-2212

WHITE MOUNTAINS REPORTS SECOND QUARTER RESULTS

HAMILTON, Bermuda (August 8, 2022) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,129 and adjusted book value per share of $1,152 as of June 30, 2022. Book value per share and adjusted book value per share decreased 5% and 4% in the second quarter of 2022 and 4% and 3% in the first six months of 2022, including dividends.

On August 1, 2022, White Mountains closed the previously announced sale of 100% of its equity interest in NSM for cash to an affiliate of The Carlyle Group, Inc. (the “NSM Transaction”). Including the estimated net gain of $300 per share from the NSM Transaction, book value per share would be approximately $1,429 and adjusted book value per share would be approximately $1,452 as of June 30, 2022. NSM’s results have been presented as discontinued operations beginning in the second quarter of 2022.

Manning Rountree, CEO, commented, “ABVPS was down 4% in the quarter. The main drivers were mark-to-market losses in our fixed income portfolios and the decline in MediaAlpha’s share price. On the other hand, our operating businesses produced good results. BAM produced record levels of par insured. Ark produced an 87% combined ratio while growing premiums 23% year-over-year. The fair value of Kudu’s existing participation contracts declined 2.5% in the quarter, holding up well in a tough quarter for investment markets. Kudu grew adjusted EBITDA year-over-year and closed one new transaction. During the quarter, we signed and announced an agreement to sell NSM, and that transaction subsequently closed on August 1. This deal adds roughly $300 to ABVPS. During the quarter, we repurchased $63 million of shares. Including the proceeds from the NSM Transaction, undeployed capital now stands at roughly $1.6 billion.”

Comprehensive income (loss) attributable to common shareholders was $(174) million and $(143) million in the second quarter and first six months of 2022 compared to $139 million and $66 million in the second quarter and first six months of 2021. Results in the second quarter and first six months of 2022 included $114 million and $95 million of unrealized investment losses from White Mountains’s investment in MediaAlpha. Results in the second quarter and first six months of 2021 included $113 million and $71 million of net realized and unrealized investment gains from White Mountains’s investment in MediaAlpha.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected were $41 million and $63 million in the second quarter and first six months of 2022 compared to $30 million and $56 million in the second quarter and first six months of 2021. BAM insured municipal bonds with par value of $5.9 billion and $9.3 billion in the second quarter and first six months of 2022 compared to $5.1 billion and $8.7 billion in the second quarter and first six months of 2021. Total pricing was 70 and 67 basis points in the second quarter and first six months of 2022 compared to 59 and 65 basis points in the second quarter and first six months of 2021. BAM’s total claims paying resources were $1,228 million at June 30, 2022 compared to $1,192 million at December 31, 2021 and $1,165 million at June 30, 2021.

Seán McCarthy, CEO of BAM, said, “BAM completed a record first half for direct par insured and premiums. Volatile market conditions and rising interest rates helped drive strong investor demand for insurance, including on larger and higher-rated transactions. During the quarter, BAM insured its largest transaction to date: $667 million for the New York State Dormitory Authority’s school revenue bond financing program. Pricing improved quarter over quarter and year over year. In mid-June, S&P Global Ratings completed its annual review and affirmed BAM’s AA rating and Stable outlook.”

All BAM-insured bond payments due through August 1, 2022 have been made by insureds, and there are no credits on BAM’s watchlist.

HG Global reported pre-tax income (loss) of $(8) and $(23) million in the second quarter and first six months of 2022 compared to $11 million and $9 million in the second quarter and first six months of 2021. The increase in HG Global’s pre-tax income (loss) in the second quarter and first six months of 2022 compared to the second quarter and first six months of 2021 was driven primarily by net unrealized investment losses on the HG Global fixed income portfolio.

On April 29, 2022, HG Global received the proceeds of its new $150 million, 10-year term loan credit facility. In turn, HG Global paid a $120 million cash dividend to shareholders, of which $116 million was paid to White Mountains.

White Mountains reported pre-tax loss related to BAM of $31 and $66 million in the second quarter and first six months of 2022 compared to $9 million and $32 million in the second quarter and first six months of 2021. The increase in pre-tax loss related to BAM in the second quarter and first six months of 2022 compared to the second quarter and first six months of 2021 was driven primarily by net unrealized investment losses on the BAM fixed income portfolio.

BAM is a mutual insurance company that is owned by its members. BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

Ark

Ark’s GAAP combined ratio was 87% and 93% in the second quarter and first six months of 2022 compared to 90% and 99% in the second quarter and first six months of 2021. Ark’s adjusted combined ratio, which adds back amounts attributable to third-party capital providers, was 86% and 93% in the second quarter and first six months of 2022 compared to 84% and 96% in the second quarter and first six months of 2021. The adjusted combined ratio for the second quarter and first six months of 2022 included 11 points and 14 points of catastrophe losses compared to six points and 12 points in the second quarter and first six months of 2021. Catastrophe losses for the second quarter and first six months of 2022 included an estimate of incurred losses emanating from the conflict in Ukraine of seven points and nine points. The adjusted combined ratio in the second quarter and first six months of 2022 also included 12 points and seven points of favorable prior year development compared to 10 points and five points in the second quarter and first six months of 2021.

Ark reported gross written premiums of $404 million and $1,037 million, net written premiums of $270 million and $814 million and net earned premiums of $217 million and $412 million in the second quarter and first six months of 2022 compared to gross written premiums of $328 million and $733 million, net written premiums of $262 million and $605 million and net earned premiums of $118 million and $222 million and in the second quarter and first six months of 2021. Ark reported pre-tax income (loss) of $(21) million and $(45) million in the second quarter and first six months of 2022 compared to $18 million and $(15) million in second quarter and first six months of 2021. Ark’s results included net realized and unrealized investment gains (losses) of $(45) million and $(62) million in the second quarter and first six months of 2022 compared to $9 million and $10 million in the second quarter and first six months of 2021. Ark’s pre-tax loss for the first six months of 2021 also included $25 million of transaction expenses related to White Mountains’s transaction with Ark.

Ian Beaton, CEO of Ark, said, “Ark had a solid second quarter. The adjusted combined ratio was 86% in the quarter, reflecting 12 points of favorable prior year development and seven points for incurred losses tied to Ukraine. Driven by strong April and June renewals, gross written premiums were $404 million in the quarter, up 23% from 2021 levels, with risk-adjusted rate change up 9%. Looking forward, market conditions remain attractive, and we are optimistic about continued profitable growth in the book.”

NSM

NSM reported commission and other revenues of $103 million, pre-tax income of $13 million and adjusted EBITDA of $29 million in the second quarter of 2022 compared to commission and other revenues of $84 million, pre-tax income of $1 million and adjusted EBITDA of $19 million in the second quarter of 2021. NSM reported commission and other revenues of $191 million, pre-tax loss of $16 million and adjusted EBITDA of $47 million in the first six months of 2022, compared to commission and other revenues of $159 million, pre-tax loss of $32 million, adjusted EBITDA of $33 million in the first six months of 2021.

Geof McKernan, CEO of NSM, said, “NSM delivered a strong quarter, achieving new highs for premiums and profitability. Trailing 12 months pro forma controlled premiums grew 3% quarter over quarter to $1,281 million, while pro forma adjusted EBITDA increased 7% quarter over quarter to a record $85 million. In partnership with the White Mountains team over the past four years, NSM achieved strong organic growth, completed six strategic acquisitions, added high-quality talent and built an industry-leading specialized insurance distribution platform. We are looking forward to our next phase of growth with Carlyle.”

Kudu

Kudu reported total revenues of $(4) million, pre-tax loss of $10 million and adjusted EBITDA of $11 million in the second quarter of 2022 compared to total revenues of $36 million, pre-tax income of $31 million and adjusted EBITDA of $5 million in the second quarter of 2021. Total revenues and pre-tax income in the second quarter of 2022 included $18 million of net unrealized investment losses on Kudu’s participation contracts compared to $28 million of net unrealized investment gains on Kudu’s participation contracts in the second quarter of 2021.

Kudu reported total revenues of $31 million, pre-tax income of $19 million and adjusted EBITDA of $21 million in the first six months of 2022 compared to total revenues of $60 million, pre-tax income of $47 million and adjusted EBITDA of $11 million in the first six months of 2021. Total revenues and pre-tax income in the first six months of 2022 included $5 million of unrealized gains on Kudu’s participation contracts, compared to $44 million in the first six months of 2021.

Rob Jakacki, CEO of Kudu, said, “The fair value of Kudu’s existing participation contracts was down 2.5% in the quarter, impacted by declines in equity, fixed income and foreign currency markets. However, this result compares favorably to broader market indices, reflecting Kudu’s portfolio construction and diversification. Trailing 12 months revenues from participation contracts increased 11% quarter over quarter to $54 million, while adjusted EBITDA increased 15% quarter over quarter to $43 million. Annualized revenues finished the quarter at $60 million, implying a cash revenue yield of 10%, while annualized adjusted EBITDA reached $48 million. We were pleased to close our investment in Gramercy, a leading emerging markets investment firm. We continue to seek out specialized and high-quality asset managers worldwide, and we expect further capital deployments throughout the year.”

MediaAlpha

White Mountains owns 16.9 million shares of MediaAlpha, representing a 28% basic ownership interest (25% on a fully-diluted/fully-converted basis). As of June 30, 2022, the closing price was $9.85 per share, which decreased from $16.55 per share at March 31, 2022. As of June 30, 2022, the value of White Mountains’s investment in MediaAlpha was $167 million, which decreased from $280 million at March 31, 2022. At our current level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $5.80 per share increase or decrease in White Mountains’s book value per share and adjusted book value per share. Our focus remains on MediaAlpha’s intrinsic value, not on fluctuations in its share price. We encourage you to read MediaAlpha’s second quarter earnings release and related shareholder letter, which is available on MediaAlpha’s investor relations website at www.investors.mediaalpha.com.

Other Operations

White Mountains’s Other Operations reported pre-tax income (loss) of $(162) million and $(133) million in the second quarter and first six months of 2022 compared to $110 million and $47 million in the second quarter and first six months of 2021. Results for Other Operations in the second quarter and first six months of 2022 and 2021 were driven primarily by net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. Unrealized investment losses from White Mountains’s investment in MediaAlpha were $114 million and $95 million in the second quarter and first six months of 2022 compared to net realized and unrealized investment gains from White Mountains’s investment in MediaAlpha of $113 million and $71 million in the second quarter and first six months of 2021.

Excluding MediaAlpha, net realized and unrealized investment gains (losses) were $(12) million and $20 million in the second quarter and first six months of 2022 compared to $17 million and $19 million in the second quarter and first six months of 2021. Net investment income was $3 million and $5 million in the second quarter and first six months of 2022 compared to $4 million and $11 million in the second quarter and first six months of 2021.

White Mountains’s Other Operations reported general and administrative expenses of $50 million and $79 million in the second quarter and first six months of 2022 compared to $29 million and $65 million in the second quarter and first six months of 2021. The increases in general and administrative expenses in the second quarter and first six months of 2022 compared to the second quarter and first six months of 2021 were driven by higher incentive compensation costs, primarily in connection with the NSM Transaction.

Share Repurchases

In the second quarter of 2022, White Mountains repurchased and retired 53,100 of its common shares for $63 million at an average share price of $1,179.96. In the first six months of 2022, White Mountains repurchased and retired 90,535 of its common shares for $102 million at an average share price of $1,121.60.

In the first six months of 2021, White Mountains repurchased and retired 7,161 of its common shares for $7 million at an average share price of $1,038.96. White Mountains did not repurchase any of its common shares in the second quarter of 2021.

Investments

The total consolidated portfolio return was -4.7% in the second quarter of 2022. Excluding MediaAlpha, the total consolidated portfolio return was -2.1% in the second quarter of 2022. The total consolidated portfolio return was 5.0% in the second quarter of 2021. Excluding MediaAlpha, the total consolidated portfolio return was 2.4% in the second quarter of 2021.

The total consolidated portfolio return was -4.0% in the first six months of 2022. Excluding MediaAlpha, the total consolidated portfolio return was -1.9% in the first six months of 2022. The total consolidated portfolio return was 4.7% in the first six months of 2021. Excluding MediaAlpha, the total consolidated portfolio return was 3.1% in the first six months of 2021.

Mark Plourde, President of White Mountains Advisors, said, “Excluding MediaAlpha, the total portfolio was down -2.1% in the quarter, driven primarily by the impact of rising interest rates. The fixed income portfolio returned -2.4%, outperforming the longer duration BBIA Index return of -2.9%. The equity portfolio, excluding MediaAlpha, returned -1.8%, well ahead of the S&P 500 Index return of -16.1%.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	June 30, 2022	December 31, 2021	June 30, 2021
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$884.4	$934.1	$884.6
Short-term investments	55.3	32.4	44.9
Total investments	939.7	966.5	929.5
Cash	21.6	19.8	20.6
Insurance premiums receivable	6.9	6.9	6.9
Deferred acquisition costs	33.9	33.1	30.5
Other assets	19.7	18.5	19.0
Total Financial Guarantee assets	1,021.8	1,044.8	1,006.5
P&C Insurance and Reinsurance (Ark)
Fixed maturity investments	739.3	688.6	519.8
Common equity securities	278.6	251.1	142.0
Short-term investments	101.2	296.2	251.0
Other long-term investments	330.0	326.2	257.5
Total investments	1,449.1	1,562.1	1,170.3
Cash	214.6	67.8	110.6
Reinsurance recoverables	398.7	448.4	431.3
Insurance premiums receivable	894.8	416.0	589.0
Ceded unearned premiums	105.4	67.1	116.1
Deferred acquisition costs and value of in-force business acquired	192.4	108.2	150.6
Goodwill and other intangible assets	292.5	292.5	292.5
Other assets	67.9	64.9	113.9
Total P&C Insurance and Reinsurance assets	3,615.4	3,027.0	2,974.3
Asset Management (Kudu)
Other long-term investments	727.0	669.5	455.6
Cash (restricted $7.3, $4.5, $4.0)	124.1	21.4	13.5
Accrued investment income	11.2	16.9	7.6
Goodwill and other intangible assets	8.7	8.9	9.1
Other assets	10.4	10.4	8.5
Total Asset Management assets	881.4	727.1	494.3
Other Operations
Fixed maturity investments	243.0	286.2	352.9
Short-term investments	88.6	129.5	232.6
Investment in MediaAlpha	166.9	261.6	713.2
Other long-term investments	411.7	382.1	368.4
Total investments	910.2	1,059.4	1,667.1
Cash	23.1	38.7	27.2
Goodwill and other intangible assets	96.8	39.1	51.0
Other assets	114.4	59.5	64.6
Assets held for sale - NSM Group	997.8	989.0	994.9
Assets held for sale	—	16.1	—
Total Other Operations assets	2,142.3	2,201.8	2,804.8
Total assets	$7,660.9	$7,000.7	$7,279.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	June 30, 2022	December 31, 2021	June 30, 2021
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$274.0	$266.3	$250.9
Debt	146.3	—	—
Accrued incentive compensation	16.5	24.7	16.1
Other liabilities	32.7	30.9	28.5
Total Financial Guarantee liabilities	469.5	321.9	295.5
P&C Insurance and Reinsurance (Ark)
Loss and loss adjustment expense reserves	1,022.1	894.7	760.0
Unearned insurance premiums	1,020.6	495.9	718.7
Debt	183.5	185.9	44.2
Reinsurance payable	418.8	424.1	512.8
Contingent consideration	30.2	28.0	22.5
Other liabilities	105.1	93.8	74.9
Total P&C Insurance and Reinsurance liabilities	2,780.3	2,122.4	2,133.1
Asset Management (Kudu)
Debt	253.3	218.2	94.5
Other liabilities	45.3	42.8	31.1
Total Asset Management liabilities	298.6	261.0	125.6
Other Operations
Debt	35.0	16.8	19.4
Accrued incentive compensation	51.1	48.5	50.1
Other liabilities	30.0	30.1	42.6
Liabilities held for sale - NSM Group	504.4	495.3	505.6
Total Other Operations liabilities	620.5	590.7	617.7
Total liabilities	4,168.9	3,296.0	3,171.9

Equity
White Mountains’s common shareholder’s equity
White Mountains’s common shares and paid-in surplus	603.2	588.9	597.2
Retained earnings	2,725.1	2,957.5	3,378.6
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation and interest rate swap	(5.0)	1.7	2.4
Total White Mountains’s common shareholders’ equity	3,323.3	3,548.1	3,978.2
Non-controlling interests	168.7	156.6	129.8
Total equity	3,492.0	3,704.7	4,108.0
Total liabilities and equity	$7,660.9	$7,000.7	$7,279.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,323.3	$3,542.1	$3,548.1	$3,978.2
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(115.9)	(120.9)	(125.9)	(132.8)
HG Global’s unearned premium reserve (1)	221.6	215.8	214.6	201.5
HG Global’s net deferred acquisition costs (1)	(62.6)	(60.6)	(60.8)	(56.3)
Adjusted book value per share numerator	$3,366.4	$3,576.4	$3,576.0	$3,990.6
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	2,942.9	2,994.2	3,017.8	3,109.2
Unearned restricted common shares	(20.9)	(24.2)	(13.7)	(20.6)
Adjusted book value per share denominator	2,922.0	2,970.0	3,004.1	3,088.6
GAAP book value per share	$1,129.27	1,183.00	$1,175.73	$1,279.49
Adjusted book value per share	$1,152.12	1,204.17	$1,190.39	$1,292.03
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.

	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021
Quarter-to-date change in GAAP book value per share, including dividends:	(4.5)%	0.7%	1.1%	3.9%
Quarter-to-date change in adjusted book value per share, including dividends:	(4.3)%	1.2%	1.2%	4.1%
Year-to-date change in GAAP book value per share, including dividends:	(3.9)%	0.7%	(6.5)%	1.7%
Year-to-date change in adjusted book value per share, including dividends:	(3.1)%	1.2%	(5.7)%	2.3%
Year-to-date dividends per share	$1.00	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
GOODWILL AND OTHER INTANGIBLE ASSETS
(Unaudited)

	June 30, 2022		March 31, 2022	December 31, 2021	June 30, 2021
Summary of goodwill and other intangible assets (in millions):
Goodwill:
Ark	$116.8		$116.8	$116.8	$116.8
Kudu	7.6		7.6	7.6	7.6
Other Operations	77.4	(1)	17.9	17.9	27.1	(2)
Total goodwill	201.8		142.3	142.3	151.5
Other intangible assets:
Ark	175.7		175.7	175.7	175.7
Kudu	1.1		1.3	1.3	1.5
Other Operations	19.4		20.2	21.2	23.9
Total other intangible assets	196.2		197.2	198.2	201.1
Total goodwill and other intangible assets	398.0		339.5	340.5	352.6
Goodwill and other intangible assets attributed to non-controlling interests	(103.4)		(91.8)	(91.8)	(92.4)
Goodwill and other intangible assets included in White Mountains’s common shareholders’ equity	$294.6		$247.7	$248.7	$260.2

1) The relative fair values of goodwill and of other intangible assets recognized in connection with recent acquisitions within Other Operations had not yet been finalized June 30, 2022.
2) The relative fair values of goodwill and of other intangible assets recognized in connection with an acquisition within Other Operations had not yet been finalized June 30, 2021.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$10.5	$6.5	$18.9	$12.9
Net investment income	4.8	4.3	9.4	8.8
Net realized and unrealized investment gains (losses)	(30.1)	6.3	(75.2)	(11.6)
Other revenues	1.6	.3	2.4	.6
Total Financial Guarantee revenues	(13.2)	17.4	(44.5)	10.7
P&C Insurance and Reinsurance (Ark)
Earned insurance premiums	217.3	117.8	411.7	222.4
Net investment income	3.2	.4	4.8	1.2
Net realized and unrealized investment gains (losses)	(44.6)	8.9	(62.1)	10.0
Other revenues	6.3	3.4	3.5	6.0
Total P&C Insurance and Reinsurance revenues	182.2	130.5	357.9	239.6
Asset Management (Kudu)
Net investment income	13.8	8.4	26.4	16.6
Net realized and unrealized investment gains (losses)	(17.6)	27.8	4.7	43.6
Other revenues	—	—	—	.1
Total Asset Management revenues	(3.8)	36.2	31.1	60.3
Other Operations
Net investment income	3.3	4.0	5.1	11.1
Net realized and unrealized investment gains (losses)	(11.8)	16.6	20.1	18.7
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	(113.5)	113.0	(94.7)	71.3
Commission revenues	2.6	2.3	5.5	4.6
Other revenues	30.9	22.4	56.6	29.5
Total Other Operations revenues	(88.5)	158.3	(7.4)	135.2
Total revenues	$76.7	$342.4	$337.1	$445.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	$4.8	$1.6	$7.8	$3.5
General and administrative expenses	17.4	13.9	33.7	30.3
Interest expense	3.4	—	3.4	—
Total Financial Guarantee expenses	25.6	15.5	44.9	33.8
P&C Insurance and Reinsurance (Ark)
Loss and loss adjustment expenses	120.5	52.6	242.5	118.6
Insurance and reinsurance acquisition expenses	50.2	34.0	100.1	70.7
General and administrative expenses	29.8	24.8	52.9	62.6
Interest expense	3.1	1.3	6.9	2.4
Total P&C Insurance and Reinsurance expenses	203.6	112.7	402.4	254.3
Asset Management (Kudu)
General and administrative expenses	3.0	3.2	5.7	5.7
Amortization of other intangible assets	.1	.1	.2	.2
Interest expense	3.3	1.5	6.1	7.3
Total Asset Management expenses	6.4	4.8	12.0	13.2
Other Operations
Cost of sales	22.4	17.9	43.8	21.9
General and administrative expenses	50.1	29.3	79.0	65.0
Amortization of other intangible assets	.9	.4	1.8	.9
Interest expense	.3	.4	.6	.7
Total Other Operations expenses	73.7	48.0	125.2	88.5
Total expenses	309.3	181.0	584.5	389.8
Pre-tax income (loss) from continuing operations	(232.6)	161.4	(247.4)	56.0
Income tax (expense) benefit	16.0	(30.0)	18.7	(23.6)
Net income (loss) from continuing operations	(216.6)	131.4	(228.7)	32.4
Net gain (losses) from sale of discontinued operations, net of tax - Sirius	—	—	—	18.7
Net income (losses) from NSM Group discontinued operations, net of tax	6.4	1.1	10.1	(29.1)
Net income (loss)	(210.2)	132.5	(218.6)	22.0
Net (income) loss attributable to non-controlling interests	41.0	6.0	82.8	41.2
Net income (loss) attributable to White Mountains’s common shareholders	$(169.2)	$138.5	$(135.8)	$63.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss) attributable to White Mountains’s common shareholders	$(169.2)	$138.5	$(135.8)	$63.2
Other comprehensive income (loss), net of tax	(1.1)	.5	(1.5)	.2
Other comprehensive income (loss) from NSM Group discontinued operations, net of tax	(4.0)	.5	(5.9)	2.6
Comprehensive income (loss)	(174.3)	139.5	(143.2)	66.0
Other comprehensive (income) loss attributable to non-controlling interests	.5	(.1)	.7	(.2)
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$(173.8)	$139.4	$(142.5)	$65.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Basic earnings (loss) per share
Continuing operations	$(58.78)	$44.21	$(48.57)	$23.35
Discontinued operations	1.98	.35	3.17	(3.00)
Total consolidated operations	$(56.80)	$44.56	$(45.40)	$20.35

Diluted earnings (loss) per share
Continuing operations	$(58.78)	$44.21	$(48.57)	$23.35
Discontinued operations	1.98	.35	3.17	(3.00)
Total consolidated operations	$(56.80)	$44.56	$(45.40)	$20.35
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended June 30, 2022	HG Global/BAM
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$8.7	$1.8	$217.3	$—	$—	$227.8
Net investment income	2.2	2.6	3.2	13.8	3.3	25.1
Net investment income (expense) - BAM surplus note interest	3.0	(3.0)	—	—	—	—
Net realized and unrealized investment gains (losses)	(14.7)	(15.4)	(44.6)	(17.6)	(11.8)	(104.1)
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	(113.5)	(113.5)
Commission revenues	—	—	—	—	2.6	2.6
Other revenues	.1	1.5	6.3	—	30.9	38.8

Total revenues	(0.7)	(12.5)	182.2	(3.8)	(88.5)	76.7
Expenses:
Loss and loss adjustment expenses	—	—	120.5	—	—	120.5
Insurance acquisition expenses	3.4	1.4	50.2	—	—	55.0
Cost of sales	—	—	—	—	22.4	22.4
General and administrative expenses	.8	16.6	29.8	3.0	50.1	100.3
Amortization of other intangible assets	—	—	—	.1	.9	1.0
Interest expense	3.4	—	3.1	3.3	.3	10.1
Total expenses	7.6	18.0	203.6	6.4	73.7	309.3

Pre-tax income (loss)	$(8.3)	$(30.5)	$(21.4)	$(10.2)	$(162.2)	$(232.6)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended June 30, 2021	HG Global/BAM
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$5.3	$1.2	$117.8	$—	$—	$124.3
Net investment income	1.7	2.6	.4	8.4	4.0	17.1
Net investment income (expense) - BAM surplus note interest	3.0	(3.0)	—	—	—	—
Net realized and unrealized investment gains (losses)	2.4	3.9	8.9	27.8	16.6	59.6
Net unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	113.0	113.0
Commission revenues	—	—	—	—	2.3	2.3
Other revenues	.1	.2	3.4	—	22.4	26.1

Total revenues	12.5	4.9	130.5	36.2	158.3	342.4
Expenses:
Insurance acquisition expenses	1.3	.3	52.6	—	—	54.2
Cost of sales	—	—	34.0	—	17.9	51.9
General and administrative expenses	.5	13.4	24.8	3.2	29.3	71.2
Amortization of other intangible assets	—	—	—	.1	.4	.5
Interest expense	—	—	1.3	1.5	.4	3.2

Total expenses	1.8	13.7	112.7	4.8	48.0	181.0

Pre-tax income (loss)	$10.7	$(8.8)	$17.8	$31.4	$110.3	$161.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX (LOSS) INCOME
(millions)
(Unaudited)

For the Six Months Ended June 30, 2022	HG Global/BAM
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$15.6	$3.3	$411.7	$—	$—	$430.6
Net investment income	4.3	5.1	4.8	26.4	5.1	45.7
Net investment income (expense) - BAM surplus note interest	5.9	(5.9)	—	—	—	—
Net realized and unrealized investment gains (losses)	(38.2)	(37.0)	(62.1)	4.7	20.1	(112.5)
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	(94.7)	(94.7)
Commission revenues	—	—	—	—	5.5	5.5
Other revenues	.2	2.2	3.5	—	56.6	62.5

Total revenues	(12.2)	(32.3)	357.9	31.1	(7.4)	337.1
Expenses:
Loss and loss adjustment expenses	—	—	242.5	—	—	242.5
Insurance and reinsurance acquisition expenses	6.0	1.8	100.1	—	—	107.9
Cost of sales	—	—	—	—	43.8	43.8
General and administrative expenses	1.5	32.2	52.9	5.7	79.0	171.3
Amortization of other intangible assets	—	—	—	.2	1.8	2.0
Interest expense	3.4	—	6.9	6.1	.6	17.0
Total expenses	10.9	34.0	402.4	12.0	125.2	584.5

Pre-tax income (loss)	$(23.1)	$(66.3)	$(44.5)	$19.1	$(132.6)	$(247.4)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Six Months Ended June 30, 2021	HG Global/BAM
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$10.6	$2.3	$222.4	$—	$—	$235.3
Net investment income	3.5	5.3	1.2	16.6	11.1	37.7
Net investment income (expense) - BAM surplus note interest	6.0	(6.0)	—	—	—	—
Net realized and unrealized investment gains (losses)	(7.5)	(4.1)	10.0	43.6	18.7	60.7
Net unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	71.3	71.3
Commission revenues	—	—	—	—	4.6	4.6
Other revenues	.2	.4	6.0	.1	29.5	36.2

Total revenues	12.8	(2.1)	239.6	60.3	135.2	445.8
Expenses:
Loss and loss adjustment expenses	—	—	118.6	—	—	118.6
Insurance and reinsurance acquisition expenses	2.8	.7	70.7	—	—	74.2
Cost of sales	—	—	—	—	21.9	21.9
General and administrative expenses	1.1	29.2	62.6	5.7	65.0	163.6
Amortization of other intangible assets	—	—	—	.2	.9	1.1
Interest expense	—	—	2.4	7.3	.7	10.4
Total expenses	3.9	29.9	254.3	13.2	88.5	389.8

Pre-tax income (loss)	$8.9	$(32.0)	$(14.7)	$47.1	$46.7	$56.0

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
BAM	2022	2021	2022	2021
Gross par value of primary market policies issued	$4,123.7	$4,815.5	$6,878.8	$7,357.5
Gross par value of secondary market policies issued	1,743.8	312.1	2,442.9	489.2
Gross par value of assumed reinsurance	—	—	—	805.5
Total gross par value of market policies issued	$5,867.5	$5,127.6	$9,321.7	$8,652.2
Gross written premiums	$17.1	$13.7	$26.5	$26.2
MSC collected	24.0	16.3	36.3	30.1
Total gross written premiums and MSC collected	41.1	30.0	62.8	56.3
Present value of future installment MSC collections	—	—	—	—
Gross written premium adjustments on existing installment policies	—	.1	—	.1
Gross written premiums and MSC from new business	$41.1	$30.1	$62.8	$56.4
Total pricing	70 bps	59 bps	67 bps	65 bps

	As of June 30, 2022	As of December 31, 2021	As of June 30, 2021
Policyholders’ surplus	$303.4	298.1	$323.1
Contingency reserve	109.8	101.8	97.4
Qualified statutory capital	413.2	399.9	420.5
Statutory net unearned premiums	51.1	49.5	47.4
Present value of future installment premiums and MSC	13.9	13.8	13.8
HG Re, Ltd collateral trusts at statutory value	499.4	478.9	433.0
Fidus Re, Ltd collateral trust at statutory value	250.0	250.0	250.0
Claims paying resources	$1,227.6	$1,192.1	$1,164.7

	Three Months Ended June 30,		Six Months Ended June 30,
HG Global	2022	2021	2022	2021
Net written premiums	$14.7	$11.8	$22.8	$22.5
Earned premiums	$8.7	$5.3	$15.6	$10.6

	As of June 30, 2022	As of December 31, 2021	As of June 30, 2021
Unearned premiums	$228.7	$221.5	$208.0
Deferred acquisition costs	$64.6	$62.7	$58.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark	For the Three Months Ended June 30, 2022
	GAAP	Third-Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$403.9	$—	$403.9
Net written premiums	$270.2	$(.6)	$269.6
Net earned premiums	$217.3	$1.1	$218.4

Insurance expenses:
Loss and loss adjustment expenses	$120.5	$(2.3)	$118.2
Insurance and reinsurance acquisition expenses	50.2	—	50.2
Other underwriting expenses (1)	18.6	.8	19.4
Total insurance expenses	$189.3	$(1.5)	$187.8

Ratios:
Loss and loss adjustment expense	55.5%		54.1%
Insurance and reinsurance acquisition expense	23.1		23.0
Other underwriting expense	8.6		8.9
Combined Ratio	87.2%		86.0%
(1) Included within general and administrative expenses.

	For the Three Months Ended June 30, 2021
	GAAP	Third-Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$328.1	$—	$328.1
Net written premiums	$262.2	$(3.0)	$259.2
Net earned premiums	$117.8	$15.7	$133.5

Insurance expenses:
Loss and loss adjustment expenses	$52.6	$6.6	$59.2
Insurance and reinsurance acquisition expenses	34.1	—	34.1
Other underwriting expenses (1)	19.1	(.1)	19.0
Total insurance expenses	$105.8	$6.5	$112.3

Ratios:
Loss and loss adjustment expense	44.7%		44.3%
Insurance and reinsurance acquisition expense	28.9		25.5
Other underwriting expense	16.2		14.2
Combined Ratio	89.8%		84.0%
(1) Included within general and administrative expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark	For the Six Months Ended June 30, 2022
	GAAP	Third-Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$1,037.0	$—	$1,037.0
Net written premiums	$814.0	$1.2	$815.2
Net earned premiums	$411.7	$5.9	$417.6

Insurance expenses:
Loss and loss adjustment expenses	$242.5	$3.4	$245.9
Insurance and reinsurance acquisition expenses	100.1	—	100.1
Other underwriting expenses (1)	40.7	1.8	42.5
Total insurance expenses	$383.3	$5.2	$388.5

Ratios:
Loss and loss adjustment expense	58.9%		58.9%
Insurance and reinsurance acquisition expense	24.3		23.9
Other underwriting expense	9.9		10.2
Combined Ratio	93.1%		93.0%
(1) Included within general and administrative expenses.

	For the Six Months Ended June 30, 2021
	GAAP	Third-Party Capital Share	Adjusted
Insurance premiums:
Gross written premiums	$732.6	$—	$732.6
Net written premiums	$604.6	$(8.0)	$596.6
Net earned premiums	$222.4	$46.9	$269.3

Insurance expenses:
Loss and loss adjustment expenses	$118.6	$38.2	$156.8
Insurance and reinsurance acquisition expenses	70.8	—	70.8
Other underwriting expenses (1)	30.3	1.2	31.5
Total insurance expenses	$219.7	$39.4	$259.1

Ratios:
Loss and loss adjustment expense	53.3%		58.2%
Insurance and reinsurance acquisition expense	31.8		26.3
Other underwriting expense	13.6		11.7
Combined Ratio	98.7%		96.2%
(1) Included within general and administrative expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

NSM (1)	Three Months Ended June 30, 2021	Three Months Ended June 30, 2022	Six Months Ended June 30, 2021	Six Months Ended June 30, 2022	Twelve Months Ended June 30, 2022
Commission revenues	$68.0	$80.2	$127.6	$150.3	$280.7
Broker commission expenses	21.6	24.1	40.5	44.7	84.4
Gross profit	46.4	56.1	87.1	105.6	196.3
Other revenues	16.3	22.7	31.5	41.1	82.0
General and administrative expenses (2)	47.3	57.1	93.3	111.1	207.9
Change in fair value of contingent consideration	.2	—	.2	.1	.9
Amortization of other intangible assets	8.2	—	16.8	9.1	27.5
Loss on assets held for sale	—	—	28.7	—	—
Interest expense	5.9	8.4	11.8	10.5	22.0
GAAP pre-tax income (loss)	1.1	13.3	(32.2)	15.9	20.0
Income tax (expense) benefit (2)	(1.2)	(6.2)	6.8	(5.8)	(7.0)
GAAP net income (loss)	(.1)	7.1	(25.4)	10.1	13.0

Add back:
Interest expense	5.9	8.4	11.8	10.5	22.0
Income tax expense (benefit)	1.2	6.2	(6.8)	5.8	7.0
General and administrative expenses – depreciation	1.2	—	2.3	1.2	4.3
Amortization of other intangible assets	8.2	—	16.8	9.1	27.5
EBITDA	16.4	21.7	(1.3)	36.7	73.8

Exclude:
Change in fair value of contingent consideration	.2	—	.2	.1	.9
Non-cash equity-based compensation expense	.5	6.3	1.1	7.1	8.0
Loss on assets held for sale	—	—	28.7	—	—
Transaction expenses	.2	.4	.2	1.7	6.3
Investments made in the development of new business lines	.1	.2	.1	.5	1.2
Restructuring expenses	1.6	.2	4.4	.8	1.8
Legal settlements	—	—	—	—	(7.6)
Adjusted EBITDA	$19.0	$28.8	$33.4	$46.9	84.4

Adjustment to remove Fresh Insurance motor business’s adjusted EBITDA from July 1, 2021					(.2)
Adjustment to include J.C. Taylor’s adjusted EBITDA from July 1, 2021 to August 6, 2021					.7
Pro forma adjusted EBITDA					$84.9

(1) The amounts presented are included in discontinued operations.
(2) The amounts presented do not include certain balances related to NSM’s parent holding company, which are included within discontinued operations as of June 30, 2022.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Kudu	Three Months Ended June 30, 2021	Three Months Ended June 30, 2022	Six Months Ended June 30, 2021	Six Months Ended June 30, 2022	Twelve Months Ended June 30, 2022
Net investment income	$8.4	$13.8	$16.6	$26.4	$53.7
Net realized and unrealized investment gains (losses)	27.8	(17.6)	43.6	4.7	51.0
Other revenues	—	—	.1	—	.1
Total revenues	36.2	(3.8)	60.3	31.1	104.8
General and administrative expenses	3.2	3.0	5.7	5.7	14.5
Amortization of other intangible assets	.1	.1	.2	.2	.3
Interest expense	1.5	3.3	7.3	6.1	10.5
Total expenses	4.8	6.4	13.2	12.0	25.3
GAAP pre-tax income (loss)	31.4	(10.2)	47.1	19.1	79.5
Income tax (expense) benefit	(9.7)	1.6	(17.5)	(4.5)	(16.5)
GAAP net income (loss)	21.7	(8.6)	29.6	14.6	63.0

Add back:
Interest expense	1.5	3.3	7.3	6.1	10.5
Income tax expense (benefit)	9.7	(1.6)	17.5	4.5	16.5
General and administrative expenses – depreciation	—	—	—	—	—
Amortization of other intangible assets	.1	.1	.2	.2	.3
EBITDA	33.0	(6.8)	54.6	25.4	90.3

Exclude:
Net realized and unrealized investment (gains) losses	(27.8)	17.6	(43.6)	(4.7)	(51.0)
Non-cash equity-based compensation expense	.1	—	.2	.1	1.1
Transaction expenses	—	.2	—	.2	2.2
Adjusted EBITDA	$5.3	$11.0	$11.2	$21.0	42.6

Adjustment to annualize partial year revenues for participation contracts acquired					6.7
Adjustment to remove partial year revenues for participation contracts sold					(.9)
Annualized adjusted EBITDA					$48.4

GAAP net investment income revenue					$53.7
Adjustment to annualize partial year revenues for participation contracts acquired					6.7
Adjustment to remove partial year revenues for participation contracts sold					(.9)
Annualized revenue					$59.5

Total net capital drawn and invested (1)					$614.8

Cash revenue yield					9.7%

(1) Total net capital drawn represents equity and debt capital drawn and invested less cumulative distributions.

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled from their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest and using an 8% discount rate, was estimated to be $120 million, $125 million, $130 million and $137 million less than the nominal GAAP carrying values as of June 30, 2022, March 31, 2022, December 31, 2021 and June 30, 2021, respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $164 million, $160 million, $159 million and $150 million as of June 30, 2022, March 31, 2022, December 31, 2021 and June 30, 2021, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the BAM surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 8.

•BAM’s gross written premiums and MSC from new business is a non-GAAP financial measure, which is derived by adjusting gross written premiums and MSC collected (i) to include the present value of future installment MSC not yet collected and (ii) to exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to management and investors in evaluating the volume and pricing of new business closed during the period. The reconciliation from GAAP gross written premiums to gross written premiums and MSC from new business is included on page 17.

•Ark’s adjusted loss and loss adjustment expense ratio, adjusted insurance acquisition expense ratio, adjusted other underwriting expense ratio and adjusted combined ratio are non-GAAP financial measures, which are derived by adjusting the GAAP ratios to add back the impact of whole-account quota-share reinsurance arrangements attributable to third-party capital providers for Ark’s Lloyd’s syndicates. The impact of these reinsurance arrangements relates to years of account prior to White Mountains’s transaction with Ark. White Mountains believes these adjustments are useful to management and investors in evaluating Ark’s results on a fully aligned basis (i.e., 100% of the syndicates’ results). The reconciliation from the GAAP ratios to the adjusted ratios is included on page 18.

•NSM’s EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) change in fair value of contingent consideration, (ii) non-cash equity-based compensation expense, (iii) impairments of intangible assets, (iv) loss on assets held for sale, (v) transaction expenses, (vi) investments made in the development of new business lines, (vii) restructuring expenses and (viii) legal settlements. A description of each follows:
•Change in fair value of contingent consideration - Contingent consideration consists of amounts payable to the sellers of businesses purchased by NSM that are contingent on the earnings of such businesses in periods subsequent to their acquisition. Under GAAP, contingent consideration amounts are initially recorded as liabilities at fair value as part of purchase accounting, with the periodic change in the fair value of these liabilities recorded as income or an expense.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to NSM’s management compensation emanating from the grants of equity units.
•Impairments of intangible assets - Represents expense related to NSM’s write-off of intangible assets. For the periods presented, the impairments related primarily to NSM’s write-off of intangible assets in its U.K. vertical. The impairments related to lower premium volumes, including due to the impact of the COVID-19 pandemic, and certain reorganization initiatives in the U.K. vertical.
•Loss on assets held for sale - Represents the loss on net assets held for sale related to the Fresh Insurance motor business.
•Transaction expenses - Represents costs directly related to NSM’s mergers and acquisitions activity, such as transaction-related compensation, banking, accounting and external lawyer fees, which are not capitalized and are expensed under GAAP.
•Investments made in the development of new business lines - Represents the net loss related to the start-up of newly established lines of business, which NSM views as investments.
•Restructuring expenses - Represents expenses associated with eliminating redundant work force and facilities that often arise as a result of NSM’s post-acquisition integration strategies. For the periods presented, this adjustment relates primarily to NSM’s expenses incurred in certain reorganization initiatives in the U.K. vertical.
•Legal settlements - Represents amounts recognized from legal settlements.

Pro forma adjusted EBITDA is a non-GAAP financial measure that starts with adjusted EBITDA and also (i) includes the earnings (losses) of acquired businesses for the period of time over the previous 12 months that the businesses were not owned by NSM and (ii) removes the earnings (losses) for the previous 12 months related to businesses sold by NSM.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating NSM’s performance. White Mountains also believes that pro forma adjusted EBITDA is useful to management and investors in understanding the full earnings profile of NSM’s business as of the end of any 12-month period. See page 20 for the reconciliation of NSM’s GAAP net income (loss) to EBITDA, adjusted EBITDA and pro forma adjusted EBITDA.

•Kudu’s EBITDA, adjusted EBITDA, annualized adjusted EBITDA and annualized revenue are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each adjustment follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes revenues related to revenue and earnings participation contracts sold during the previous 12-month period.

Annualized revenue is a non-GAAP financial measure that adds the adjustments for annualized adjusted EBITDA to GAAP net investment income revenue.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors in understanding the full earnings profile of Kudu’s business as of the end of any 12-month period. See page 21 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total consolidated portfolio return	(4.7)%	5.0%	(4.0)%	4.7%
Remove MediaAlpha	2.6%	(2.6)%	2.1%	(1.6)%
Total consolidated portfolio return excluding MediaAlpha	(2.1)%	2.4%	(1.9)%	3.1%

Three Months Ended June 30, 2022
Total equity portfolio return	(7.2)%
Remove MediaAlpha	5.4%
Total equity portfolio return excluding MediaAlpha	(1.8)%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share, adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021;
•claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, severe winter weather, public health crises, terrorist attacks, explosions, infrastructure failures, cyber-attacks or armed conflicts;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 pandemic related claims;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by ratings agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.